UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 24, 2025

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 N. Commerce Parkway, Suite 208, Weston, Florida	33326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(754) 231-1688

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2025, ZyVersa Therapeutics, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Williamsburg Venture Holdings, LLC (the “Purchaser”), whereby the Company has the right, but not the obligation, to sell to the Purchaser, and the Purchaser is obligated to purchase, up to an aggregate of $10 million (the “Investment Amount”) of shares (the “ELOC Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) in a series of purchases.

The term of the Purchase Agreement is through June 24, 2027, or the date on which the Purchaser has purchased ELOC Shares pursuant to the Purchase Agreement for an aggregate purchase price of the Investment Amount. The Company has also agreed to issue to the Purchaser Common Stock equal to approximately 2.5% of the Common Stock sold to the Purchaser, with piggyback registration rights, to be issued to the Purchaser on a pro rata basis upon the consummation of each issuance of shares pursuant to a put notice (the “Commitment Fee”). During the term, the Company may at its election cause the Purchaser to make a series of purchases of ELOC Shares. The closing of each purchase pursuant to the Purchase Agreement will be one trading day after the valuation date which is three trading days following the date on which the Purchaser receives the ELOC Shares as DWAC shares in its brokerage account. The Company expects to consider market conditions, the trading price of the Common Stock and the availability of other sources of financing when determining whether to make sales under the Purchase Agreement.

The issuance of the shares of ELOC Shares to the Purchaser is being made pursuant to exemptions from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act. The Company has also entered into a Registration Rights Agreement with the Purchaser (the “Registration Rights Agreement”) in which the Company must file with the Securities and Exchange Commission, within 120 days of signing the Purchase Agreement, a registration statement covering the offering and sale of the ELOC Shares and the Commitment Fee.

The purchase price of the ELOC Shares that the Company elects to sell to the Purchaser pursuant to the Purchase Agreement will be equal to 94% of the lowest traded Volume-Weighted Average Price of the Common Stock during the three (3) business days subsequent to the day on which the issuance of the relevant ELOC Shares has cleared.

In no event may the Company issue to the Purchaser under the Purchase Agreement ELOC Shares in an amount greater than 19.99% of the total number of shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), which amount includes any shares issued as a Commitment Fee, unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap. In any event, the Purchase Agreement provides that the Company may not issue or sell any shares of Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in its entirety by reference to the full texts of the Purchase Agreement and the Registration Rights Agreement, a copy of each has been filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the securities in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On June 25, 2025, the Company issued a press release announcing that it had entered into the Purchase Agreement with the Purchaser. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Form of Equity Purchase Agreement, dated June 24, 2025, by and between ZyVersa Therapeutics, Inc. and Williamsburg Venture Holdings, LLC
10.2	Form of Registration Rights Agreement, dated June 24, 2025, by and between ZyVersa Therapeutics, Inc. and Williamsburg Venture Holdings, LLC
99.1	Press release dated June 25, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2025	ZYVERSA THERAPEUTICS, INC.

/s/ Stephen Glover
Stephen Glover
Chief Executive Officer